Exhibit 10.27

JOINDER BY AND AGREEMENT OF ORIGINAL INDEMNITOR

The undersigned, R. RAMIN KAMFAR (individually and collectively, “Original Indemnitor”) being the guarantor/indemnitor under the Guaranty and the Environmental Indemnity executed in connection with the Loan described in the Note and Mortgage Assumption Agreement (“Agreement”) to which this Joinder by and Agreement of Original Indemnitor (“Original Indemnitor Joinder”) is attached, hereby represents and warrants to, and acknowledges and agrees with, Lender the following:

1.          Defined Terms. All capitalized terms used in this Original Indemnitor Joinder, unless defined herein, shall have the meanings given such terms in the Agreement.

2.          Reaffirmation of Guaranty and Environmental Indemnity. The Guaranty and the Environmental Indemnity constitute the valid, legally binding obligation of Original Indemnitor, enforceable against Original Indemnitor in accordance with their respective terms. By Original Indemnitor’s execution hereof, Original Indemnitor waives and releases any and all defenses, affirmative defenses, setoffs, claims, counterclaims and causes of action of any kind or nature which Original Indemnitor has asserted, or might assert, against any of Lender Parties which in any way relate to or arise out of the Guaranty and the Environmental Indemnity or any of the other Loan Documents, excluding the release of Original Indemnitor contained herein.

3.          Agreements of Original Indemnitor. Original Indemnitor consents to the execution and delivery of the Agreement by Original Borrower and New Borrower and agrees and acknowledges that, except as set forth in Section 3.2 of the Agreement and Sections 5 and 6 below, the liability of Original Indemnitor under the Guaranty and the Environmental Indemnity shall not be diminished in any way by the execution and delivery of the Agreement or by the consummation of any of the transactions contemplated therein, including but not limited to the Requested Actions.

4.          Authority Representations by the Original Indemnitor. The execution and delivery of, and performance under, this Original Indemnitor Joinder, the Guaranty and the Environmental Indemnity by Original Indemnitor will not (a) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Original Indemnitor or (b) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Original Indemnitor is a party or by which the Project may be bound or affected.

5.          Release of Original Indemnitor under Guaranty. Notwithstanding anything to the contrary in this Original Indemnitor Joinder, the Security Instrument, or the other Loan Documents, Original Indemnitor’s obligations hereunder and under the Guaranty shall not apply with respect to, and by acceptance of this Original Indemnitor Joinder, Lender agrees that Original Indemnitor is hereby released from personal liability for any and all of Original Indemnitor’s obligations under the Guaranty (the “Guaranteed Obligations”) for acts or events occurring or obligations arising after the Acquisition Date except for: (a) any material misrepresentation of Original Indemnitor in this Original Indemnitor Joinder or any other document executed by Original Indemnitor in connection herewith, (b) Guaranteed Obligations that are caused by Original Borrower and/or Original Indemnitor and/or any of their agents, and/or (c) the environmental obligations under Section 1.1(b)(i) of the Guaranty as it relates to Section 10.1(ii) of the Loan Agreement (the “Environmental Indemnity Obligations Under Guaranty”) occurring after the Acquisition Date if such Environmental Indemnity Obligations Under Guaranty are (a) caused by Original Borrower, Original Indemnitor and/or any of their agents or (b) result from the existence of conditions existing prior to the Acquisition Date or migrating to or from any portion of the Project prior to the Acquisition Date, or result from a violation of Environmental Laws (as defined in the Environmental Indemnity) prior to the Acquisition Date. For purposes of this Original Indemnitor Joinder, Original Indemnitor shall bear the burden of proving when Hazardous Substances (as defined in the Environmental Indemnity) first existed upon, about or beneath the Project or began migrating to or from the Project and when a violation of Environmental Laws first occurred; provided however, the foregoing burden of proof is for the benefit of Lenders, its successors and assigns, and is not for the benefit of any third party.

6.          Release of Original Indemnitor Under Environmental Indemnity. Notwithstanding anything to the contrary in this Original Indemnitor Joinder, the Security Instrument or the Loan Documents, Original Indemnitor’s obligations hereunder and under the Environmental Indemnity shall not apply with respect to, and by acceptance of this Original Indemnitor Joinder, Lender agrees that Original Indemnitor is hereby released from personal liability for all acts or events occurring or obligations arising under the Environmental Indemnity (“Environmental Indemnity Obligations”) after the Acquisition Date unless such Environmental Indemnity Obligations are: (a) caused by Original Borrower, Original Indemnitor and/or any of their agents, or (b) result from the existence of conditions existing prior to the Acquisition Date or migrating to or from any portion of the Project prior to the Acquisition Date, or result from a violation of Environmental Laws prior to the Acquisition Date. For purposes of this Original Indemnitor Joinder, Original Indemnitor shall bear the burden of proving when Hazardous Substances first existed upon, about or beneath the Project or began migrating to or from the Project and when a violation of Environmental Laws first occurred; provided however, the foregoing burden of proof is for the benefit of Lender, its successors and assigns, and is not for the benefit of any third party.

7.          Confirmation of Representations. By its execution hereof, Original Indemnitor confirms the representations and warranties and agrees to the covenants regarding Original Indemnitor set forth in the Agreement.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The undersigned Original Indemnitor has executed and delivered this Original Indemnitor Joinder to be effective as of the date of the Agreement.

ORIGINAL INDEMNITOR:
Witnesses:

/s/ Christopher J. Vohs		/s/ R. Ramin Kamfar
Print Name:	Christopher J. Vohs	R. RAMIN KAMFAR

/s/ Philip Mendlow
Print Name:	Philip Mendlow

STATE OF NEW YORK		)
) SS:
COUNTY OF NEW YORK		)

The foregoing instrument was acknowledged before me this 1 day of April, 2014, by R. RAMIN KAMFAR. He is X personally known to me or __ produced _______________________ as identification and did not take an oath.

/s/ Dale Pozzi
Notary Public
Print Name:	Dale Pozzi

My Commission Expires:	Jan 28, 2017

[Notarial Seal]

DALE POZZI
NOTARY PUBLIC-STATE OF NEW YORK
No. 01PO6275397
Qualified in New York County
My Commission Expires January 28, 2017

[ORIGINAL INDEMNITOR’S SIGNATURE PAGE TO JOINDER]